UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 21, 2004

                         KNIGHTSBRIDGE FINE WINES, INC.
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Nevada                        0-50092                 98-0231440
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(State or Other Jurisdiction           (Commission            (I.R.S. Employer
     of Incorporation)                 File Number)         Identification No.)


                 One Kirland Ranch Road, Napa, California 94558
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               (Address of Principal Executive Offices) (Zip Code)


                                 (707) 254-9100
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              (Registrant's Telephone Number, Including Area Code)


                    66 Shrewsbury Road, Livingston, NJ 07039
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          (Former Name or Former Address, if Changed Since Last Report)




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Item 2.    Acquisition or Disposition of Assets.
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On April 21, 2004  Knightsbridge  Fine Wines,  Inc., a Nevada  corporation  (the
"Company") acquired a 50% membership interest in Kirkland Knightsbridge, LLC, a California limited liability company (the "Joint Venture Subsidiary") pursuant to that certain Capital Stock Contribution Agreement, dated as of April 21, 2004 (the "Contribution Agreement"), by and among Kirkland Ranch, LLC, a California limited liability company ("Kirkland Ranch"), the Joint Venture Subsidiary, the Company and Mr. Larry Kirkland. In exchange for its 50% membership interest, the Company made an initial capital contribution equal in value of $10 million through the initial issuance of 4,255,320 shares of its common stock, par value $.001 per share, at an initial valuation of $2.35 per share. As part of the financing for the joint venture transaction, the Company provided loans to the Joint Venture Subsidiary in the aggregate amount of $2.4 million to be paid pari passu with other debt from any initial profits of the Joint Venture Subsidiary. The Company obtained the necessary financing for the acquisition through the issuance of a $2 million senior secured convertible promissory note to an existing financing partner, details of which financing is disclosed under Item 5 to this Current Report on Form 8-K.

In connection with the closing under the Contribution Agreement and to finance the joint venture transaction, the Company entered into a guaranty, dated as of April 21, 2004, in favor of The Travelers Insurance Company ("Travelers"), pursuant to which the Company guaranteed the obligations under that certain promissory note in the amount of $20 million (the "Travelers Note") issued by Travelers to Kirkland Cattle Co., a California general partnership, Kirkland
Ranch, and Mr. Larry Kirkland, as co-borrowers. The obligations under the Travelers Note is secured by, among other things, a mortgage on certain land and a lien on certain assets, excluding inventory, owned by the Joint Venture Subsidiary.

Pursuant to the Contribution Agreement, Kirkland Ranch contributed all of its assets and certain of its liabilities to the Joint Venture Subsidiary, including all of the assets of the Kirkland Ranch Winery located in Napa Valley, California. The Joint Venture Subsidiary has title and ownership to all of the Kirkland Ranch assets including, without limitation, sixty-nine (69) acres of vineyard land, a 57,000 square foot state-of-the-art winemaking facility, wine labels including Kirkland Ranch Winery and Jamieson Canyon, inventory, accounts receivable, intellectual property and general intangibles. In connection with the transaction, the Company entered into an exclusive distribution and marketing agreement with the Joint Venture Subsidiary to sell wine and wine related products under its labels with an initial annual minimum purchase requirement equal to $3 million. Under a separate bottling agreement, the Joint Venture Subsidiary will serve as the exclusive bottler of the Company's products in California.

In connection with the operations of the Joint Venture Subsidiary and subject to the occurrence of certain events, the Company shall make additional cash capital contributions in accordance with the budget to the Joint Venture Subsidiary for certain business purposes. Such cash contributions include, solely to the extent not previously paid from cash provided at closing, certain principal and interest payments owed under the Travelers Note through April 21, 2007. The Company agreed, solely upon the occurrence of non-payment of principal and interest payments owed under the Travelers Note, to risk of forfeiture of its membership interest.

Item 5.   Other Events.
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On April 21, 2004, as part of the financing of the Company's purchase of its 50%
membership interest in the Joint Venture Subsidiary, the Company completed a senior secured convertible note financing with gross proceeds to the Company of $2 million. Net proceeds from the note offering, after estimated costs and expenses, were approximately $1,950,000 and were utilized to pay off certain debts and for working capital to the Joint Venture Subsidiary. In connection with the offering, the Company entered into a Securities Exchange Agreement with Gryphon Master Fund, L.P. ("Gryphon") pursuant to which, among other things, the Company issued a 7.5% senior secured convertible note due April 21, 2006 in the principal amount of $5,500,000 (the "Note"), $3,500,000 of which principal amount was previously outstanding and payable to Gryphon. The Company also issued to Gryphon: (i) a warrant to purchase 3,055,556 shares of the Company's common stock exercisable for a period of five (5) years from the date of issuance at a purchase price of $0.70 cents per share, 1,527,778 of which warrant shares were previously issued to Gryphon and outstanding, and (ii) a warrant to purchase 5,000,000 shares of the Company's common stock exercisable for a period of five (5) years from the date of issuance at a purchase price of $0.01 per share. The holder of the Note has the option, during the term of the Note, to convert the outstanding principal amount under the Note into the Company's common stock at a conversion price of $1.80 per share, subject to certain anti-dilution adjustments. Pursuant to the Amended and Restated Security Agreement, dated as of April 21, 2004, by and between the Company and Gryphon, the Note is secured by a lien and pledge of all of the assets of the Company.

The Company is obligated to file a registration statement with the Securities and Exchange Commission on or before April 30, 2004, covering 125% of the Company's shares of common stock issuable under the Note and 100% of the Company's shares of common stock exercisable under the Warrants. If the registration statement is not filed on or before April 30, 2004 or not declared effective by the Securities and Exchange Commission on or before June 15, 2004, the Company owe liquidated damages to the holder of the Note and Warrants equal to $55,000 for the initial 30 day period of delayed filing or effectiveness and $110,000 for each 30 day period thereafter.

The private placement financing between Gryphon and the Company described above was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Act"), provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.  Financial Statements and Exhibits:
------   ---------------------------------

(a) No Financial Statements are filed herewith. The Registrant is required to file financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.


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(b)      No Pro Forma Financial Information is filed herewith. The Registrant is required to file pro forma financial information by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

(c)      Exhibits:

         Exhibit No.         Description:
         -----------         -----------

         10.1 Form of Capital Stock Contribution Agreement by and among Kirkland Ranch, LLC, Kirkland Knightsbridge, LLC, Knightsbridge Fine Wines, Inc and Mr. Larry Kirkland, dated as of April 21, 2004.

         10.2 Form of Guaranty issued by the Company in favor of The Travelers Insurance Company, dated as of April 21, 2004.

         10.3 Form of Promissory Note issued by Larry Kirkland, Kirkland Knightsbridge, LLC and Kirkland Cattle Co. to The Travelers Insurance Company, dated as of April 21, 2004.

         10.4 Form of Trust Deed, Security Agreement, Assignment of Rents and Fixture Filing by and among Larry Kirkland, Kirkland Knightsbridge, LLC, Kirkland Cattle Co., First American Title Insurance Company and The Travelers Insurance Company, dated as of April 21, 2004.

         10.5 Form of Securities Exchange Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of April 21, 2004.

         10.6 Form of Convertible Note issued by the Company to Gryphon Master Fund, L.P., dated as of April 21, 2004.

         10.7 Form of Common Stock Purchase Warrant issued by the Company to Gryphon Master Fund, L.P., dated as of April 21, 2004.

         10.8 Form of Common Stock Purchase Warrant (Green Shoe Warrant) issued by the Company to Gryphon Master Fund, L.P., dated as of April 21, 2004.

         10.9 Form of Registration Rights Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of April 21, 2004.

         10.10 Form of Amended and Restated Security Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of April 21, 2004.

         99.1                Press Release of the Company dated April 23, 2004.


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                                S I G N A T U R E
                                -----------------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          KNIGHTSBRIDGE FINE WINES, INC.


                                          By:  /s/ Joel Shapiro
                                               ---------------------------------
Date: May 3, 2004                         Name:  Joel Shapiro
                                          Title: Chief Executive Officer,
                                                 President and Chairman